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                                                                      EXHIBIT 23

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in each prospectus constituting part of the Registration Statements on Form S-3 (Nos. 33-41475, 33-45586, 33-51298 and 33-59272), and Form S-8 (Nos. 2-92085, 33-44044,
33-45365, 33-46051, 33-46779, 33-51445 and 33-51579) of Westinghouse Electric
Corporation of our report dated January 26, 1994, except as to the matter discussed in paragraph 9 of note 2, which is as of February 28, 1994, appearing on page 57 of this Form 10-K. We also consent to the incorporation by reference of our report on the Financial Statement Schedules, which appears on page 62 of this Form 10-K.

Price Waterhouse
600 Grant Street
Pittsburgh, Pennsylvania 15219-9954
March 1, 1994

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